Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076

tel: (617) 964-8389     fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2010 First Quarter Results

Newton, MA (May 10, 2010).  Hospitality Properties Trust (NYSE: HPT) today announced its operating results for the quarter ended March 31, 2010.

Results for the Quarter Ended March 31, 2010:

Funds from operations, or FFO, for the quarter ended March 31, 2010, were $94.3 million, or $0.76 per share, compared to FFO for the quarter ended March 31, 2009, of $89.6 million, or $0.95 per share.  FFO for the quarter ended March 31, 2009, excludes a $26.6 million, or $0.28 per share, gain on extinguishment of debt.  A reconciliation of FFO to net income as reported under generally accepted accounting principles, or GAAP, appears on page 4 of this press release.

Net income available for common shareholders was $33.4 million, or $0.27 per share, for the quarter ended March 31, 2010, compared to $53.6 million, or $0.57 per share, for the same quarter last year.  Net income available for common shareholders for the quarter ended March 31, 2009, included the $26.6 million gain on extinguishment of debt.

The weighted average number of common shares outstanding totaled 123.4 million and 94.0 million for the quarters ended March 31, 2010 and 2009, respectively.

Hotel Portfolio Performance:

For the quarter ended March 31, 2010 compared to the same quarter last year, HPT’s hotels produced revenue per available room, or RevPAR, average daily rate, or ADR, and occupancy as follows:

	Quarter Ended March 31,
	2010	2009	Change

RevPAR	$58.85	$61.35	-4.1%
ADR	91.67	102.42	-10.5%
Occupancy	64.2%	59.9%	4.3 pts

Tenants and Managers:

During the quarter ended March 31, 2010, all payments due to HPT under its hotel leases and management contracts were paid when due except for certain payments from Marriott International, Inc., or Marriott, and Barceló Crestline Corporation, or Crestline.

During the quarter ended March 31, 2010, the payments HPT received under its management contract with Marriott (Marriott No. 3 contract: 34 hotels which requires minimum returns to HPT of $44.2 million/year) and under its lease with Crestline (Marriott No. 4 contract: 19 hotels managed by Marriott which requires minimum rent to HPT of $28.5 million/year) were $6.5 million and $3.0 million, respectively, less than the minimum amounts contractually required.  HPT applied available security deposits to cover these shortfalls.  Also, during the period between March 31, 2010 and May 9, 2010, HPT did not receive payments to cure shortfalls for the minimum returns due under this Marriott management contract and the minimum rent due under this Crestline lease of $1.3 million and $1.0 million, respectively, and HPT applied the security deposits it holds to cover these amounts.  At May 9, 2010, the remaining balances of the security deposits for this Marriott management contract and this Crestline lease held by HPT were $19.2 million and $15.8 million, respectively.

At this time, HPT expects that Marriott will continue to pay HPT the net cash flows from operations of the hotels included in the defaulted contracts.  HPT believes the security deposits it holds from Marriott and from Crestline for these contracts will exceed the 2010 shortfall of the payments it expects to receive compared to the minimum payments due to HPT under these contracts. Other than applying the security deposits to cover the differences between the net cash flows received from operations of these hotels and the contractual minimum payments, HPT has not yet determined what additional actions, if any, it may take as a result of these defaults.

As of May 9, 2010, all other payments due to HPT from its hotel managers and hotel tenants under its operating agreements are current.  Similarly, all contractually required payments due HPT from TravelCenters of America LLC, or TA, for the two leases of travel centers by TA are current but TA continues to defer $5 million/month pursuant to the previously disclosed rent deferral agreement between TA and HPT.

Financing Activities:

On April 13, 2010, HPT purchased at face value $139.1 million of its 3.8% convertible senior notes due 2027 pursuant to a cash tender offer.  HPT expects to record a loss on debt extinguishment of approximately $5.2 million in the second quarter of 2010.  HPT funded this purchase using existing cash balances.

Common Dividend:

On April 15, 2010, HPT announced a regular quarterly common dividend of $0.45 per share ($1.80 per share per year) payable to shareholders of record on April 30, 2010; this dividend will be paid on or about May 25, 2010.

Conference Call:

On Monday, May 10, 2010, at 1:00 p.m. Eastern Time, John Murray, President, and Mark Kleifges, Chief Financial Officer, will host a conference call to discuss the results for the quarter ended March 31, 2010. The conference call telephone number is (888) 218-8164.  Participants calling from outside the United States and Canada should dial (913) 312-0668.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Monday May 17, 2010.  To hear the replay, dial (719) 457-0820.  The replay pass code is 9134053.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HPT’s web site for about one week after the call. The recording and retransmission in any way of HPT’s first quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s First Quarter 2010 Supplemental Operating and Financial Data is available for download at HPT’s web site, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

Hospitality Properties Trust

CONSOLIDATED STATEMENTS OF INCOME AND FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Quarter Ended March 31,
	2010	2009
Revenues:
Hotel operating revenues (1)	$169,291	$175,701
Rental income (1)(2)	79,502	73,791
FF&E reserve income (3)	5,315	4,803
Interest income	150	48
Total revenues	254,258	254,343
Expenses:
Hotel operating expenses (1)	105,400	111,454
Interest (including amortization of deferred financing costs and debt discounts of $2,405 and $3,357, respectively)	36,905	36,541
Depreciation and amortization	60,537	61,848
General and administrative	9,610	9,599
Total expenses	212,452	219,442

Income before gain on extinguishment of debt and income taxes	41,806	34,901
Gain on extinguishment of debt (4)	—	26,555
Income before income taxes	41,806	61,456
Income tax expense	(941)	(373)

Net income	40,865	61,083
Preferred distributions	(7,470)	(7,470)
Net income available for common shareholders	$33,395	$53,613

Calculation of FFO (5):
Net income available for common shareholders	$33,395	$53,613
Add: Depreciation and amortization	60,537	61,848
Deferred percentage rent (6)	334	675
Less: Gain on extinguishment of debt (4)	—	(26,555)
Funds from operations (“FFO”)	$94,266	$89,581

Weighted average common shares outstanding	123,380	93,992

Per common share amounts:
Net income available for common shareholders	$0.27	$0.57
FFO (5)	$0.76	$0.95

See Notes on page 6

Hospitality Properties Trust

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS

Real estate properties, at cost:
Land	$1,392,472	$1,392,472
Buildings, improvements and equipment	5,044,881	5,074,660
	6,437,353	6,467,132
Accumulated depreciation	(1,270,427)	(1,260,624)
	5,166,926	5,206,508

Cash and cash equivalents	116,958	130,399
Restricted cash (FF&E reserve escrow)	33,569	25,083
Other assets, net	182,373	186,380
	$5,499,826	$5,548,370

LIABILITIES AND SHAREHOLDERS’ EQUITY

Senior notes, net of discounts	$1,935,204	$1,934,818
Convertible senior notes, net of discounts	256,300	255,269
Mortgage payable	3,451	3,474
Security deposits	142,071	151,587
Accounts payable and other liabilities	86,679	103,678
Due to affiliate	2,917	2,859
Dividends payable	4,754	4,754
Total liabilities	2,431,376	2,456,439

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 123,380,335 and 123,380,335 shares issued and outstanding, respectively	1,234	1,234
Additional paid in capital	3,462,209	3,462,209
Accumulated other comprehensive income	1,875	3,230
Cumulative net income	2,062,027	2,021,162
Cumulative preferred distributions	(160,991)	(153,521)
Cumulative common distributions	(2,688,043)	(2,632,522)
Total shareholders’ equity	3,068,450	3,091,931
	$5,499,826	$5,548,370

(1)

At March 31, 2010, each of our 289 hotels is included in one of 11 operating agreements and 197 of these hotels are leased to one of our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers. Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $28,590 and $20,391 less than the minimum returns due to us in the three months ended March 31, 2010 and 2009, respectively. We reflect these amounts in our consolidated statements of income as a reduction to hotel operating expenses when the minimum returns were funded by the manager of these hotels under the terms of our operating agreements, or in the case of our Marriott No. 3 agreement, applied from the security deposit we hold.

(2)

As permitted under the previously announced rent deferral agreement, TravelCenters of America LLC, or TA, elected to defer rent of $15,000, or $0.12 per share, and $15,000, or $0.16 per share, during the three months ended March 31, 2010 and 2009, respectively. As of March 31, 2010, TA has deferred rent totaling $105,000 under this agreement. We have not recognized any deferred rents as revenue due to uncertainties regarding future payments of these amounts by TA. Under the terms of the agreement, interest began to accrue on deferred amounts outstanding on January 1, 2010, at 1% per month, and we received and recorded $2,850, or $0.02 per share, of income for the first quarter of 2010 which has been reflected as rental income in our consolidated statements of income.

(3)

Various percentages of total sales at our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. We own all the FF&E escrows for our hotels. We report deposits by our third party tenants into the escrow accounts as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(4)

During the first quarter of 2009, we recorded a $26,555, or $0.28 per share, non-cash gain on the extinguishment of debt relating to our purchase of $121,330 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $87,517, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $7,406 and a portion of the allocated equity component on the convertible notes of $148.

(5)

We compute FFO as shown above. Our calculation of FFO differs from the definition of FFO by the National Association of Real Estate Investment Trusts, or NAREIT, because we include deferred percentage rent (see Note 6) and exclude gain on early extinguishment of debt (see Note 4). We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flows from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, it may facilitate comparison of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our Board of Trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

(6)

In calculating net income we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS.  HOWEVER, THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND HPT’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE REFERS TO A RENT DEFERRAL AGREEMENT WHICH HPT HAS ENTERED WITH TA.  THE DESCRIPTION OF THIS ARRANGEMENT AS A DEFERRAL AGREEMENT MAY IMPLY THAT RENT AMOUNTS WHICH ARE NOT PAID WILL BE LATER PAID.  IN FACT, SINCE ITS FORMATION, TA HAS NOT PRODUCED CONSISTENT OPERATING PROFITS.  IF THE CURRENT U.S. ECONOMIC SLOWDOWN AND DECLINE IN TRUCKING ACTIVITY CONTINUES FOR AN EXTENDED PERIOD OR WORSENS, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY THE DEFERRED RENTS DUE TO HPT.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT MARRIOTT WILL CONTINUE TO PAY HPT THE NET CASH FLOWS FROM OPERATIONS OF THE HOTELS INCLUDED IN THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON STATEMENTS MADE BY MARRIOTT TO HPT.  HOWEVER, MARRIOTT MAY BECOME UNABLE TO MAKE SUCH PAYMENTS IF ITS OWN FINANCIAL CONDITION DETERIORATES OR MARRIOTT MAY REFUSE TO MAKE THESE PAYMENTS FOR SOME OTHER REASON.  HPT HAS CERTAIN CONTRACTUAL RIGHTS TO RECEIVE THESE PAYMENTS BUT COMPANIES WHICH HAVE DEFAULTED PAYMENT OBLIGATIONS OFTEN REFUSE TO MAKE ANY PAYMENTS, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT THE SECURITY DEPOSITS IT HOLDS FROM MARRIOTT AND CRESTLINE ARE IN AMOUNTS WHICH WILL EXCEED THE 2010 SHORTFALL OF PAYMENTS IT EXPECTS TO RECEIVE UNDER THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON CASH FLOW PROJECTIONS PREPARED BY MARRIOTT AND REVIEWED BY HPT AND HPT’S OWN PROJECTIONS.  BOTH MARRIOTT’S AND HPT’S HISTORICAL PROJECTIONS OF HOTEL CASH FLOWS HAVE, AT TIMES, PROVED INACCURATE.  IF THE U.S. ECONOMY DOES NOT FULLY RECOVER IN A REASONABLE TIME PERIOD OR IF THE TRAVEL INDUSTRY SUFFERS SIGNIFICANT ADDITIONAL DECLINES BECAUSE OF PANDEMIC CONCERNS, ACTS OF TERRORISM OR FOR OTHER REASONS, THE ACTUAL CASH FLOWS

FROM THESE HOTELS MAY BE LESS THAN THE AMOUNTS PROJECTED AND MAY BE LOWER BY A MATERIAL AMOUNT.

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED OR MAY APPLY SECURITY DEPOSITS TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED OR EXPECTS TO RECEIVE UNDER THE DEFAULTED HOTEL CONTRACTS COMPARED TO THE MINIMUM PAYMENTS DUE HPT UNDER THESE CONTRACTS.  THE SECURITY DEPOSITS WHICH HPT IS HOLDING ARE IN LIMITED AMOUNTS:  APPROXIMATELY $19.2 MILLION FOR THE MARRIOTT NO. 3 CONTRACT AND APPROXIMATELY $15.8 MILLION FOR THE MARRIOTT NO. 4 CONTRACT AS OF MAY 9, 2010.  AS DISCUSSED ABOVE, THERE CAN BE NO ASSURANCE REGARDING THE AMOUNTS OF PAYMENTS HPT MAY RECEIVE UNDER THE DEFAULTED CONTRACTS IN THE FUTURE; AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNTS OF THE SECURITY DEPOSITS HPT HOLDS.  MOREOVER, THESE SECURITY DEPOSITS ARE NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THESE SECURITY DEPOSITS TO COVER MINIMUM PAYMENTS DUE, IT WILL RECORD INCOME BUT IT WILL NOT RECEIVE CASH FLOW.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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